Exhibit 99.1

Full House Resorts Announces $15.0 Million Senior Secured Revolving Credit Facility

LAS VEGAS, March 31, 2021 – Full House Resorts, Inc. (Nasdaq: FLL) announced today that it has entered into an agreement for a five-year, senior secured revolving credit facility. The $15.0 million credit facility may be used for working capital, letters of credit, and other ongoing general purposes. Until the completion of the Company’s Chamonix project in Cripple Creek, Colorado, the interest rate per annum applicable to loans under the credit facility will be, at the Company’s option, either (i) LIBOR plus a margin equal to 3.50%, or (ii) a base rate plus a margin equal to 2.50%. After completion of Chamonix (as defined in the credit agreement), the interest rate per annum applicable to loans under the credit facility reduces to, at the Company’s option, either (i) LIBOR plus a margin equal to 3.00%, or (ii) a base rate plus a margin equal to 2.00%. The commitment fee per annum is equal to 0.50% of the unused portion of the credit facility. As of March 31, 2021, there are no drawn amounts under the credit facility.

“We are pleased to put this new credit facility in place, which provides additional liquidity and flexibility should it ever be needed,” said Lewis Fanger, Chief Financial Officer of Full House Resorts, Inc. “Over the last two months, we have transformed our balance sheet. In addition to fully financing our Chamonix project, we have strengthened our balance sheet for future opportunities, such as our American Place proposal in Waukegan, Illinois.”

Cautionary Note Regarding Forward-looking Statements
This press release may contain statements by Full House and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “will,” “expect,” “plan,” “estimate,” “schedule,” “believe,” “potential,” “future,” “should,” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Full House. Such risks include, without limitation, our ability to repay our substantial indebtedness; the potential for additional adverse impacts from the COVID-19 pandemic on our business, construction projects, indebtedness, financial condition and operating results; our ability to complete our growth and expansion projects on-time and on-budget; our ability to obtain financing upon reasonable terms or at all, including for projects such as the proposed American Place project or the potential future expansion at Silver Slipper; our ability to obtain the necessary approvals and permits for our growth, renovation and expansion projects, including the proposed American Place project or the future expansion at Silver Slipper; construction risks and cost overruns; uncertainties over the development and success of our expansion projects; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, our Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. The Company is currently constructing Chamonix Casino Hotel, a new luxury hotel and casino in Cripple Creek, Colorado, and is one of three finalists for consideration by the Illinois Gaming Board to develop a casino in Waukegan, Illinois. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com